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                                         EXHIBIT 24

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson HBOC, Inc., a Delaware corporation (the "Company") do hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company's Common Stock, par value $.01 per share, that may be issued in connection with the assumption of stock option plans of Abaton.com, Inc. in accordance with the terms of the Agreement and Plan of Merger dated November 2, 1999, between Abaton.com, Inc. and McKesson HBOC, Inc. and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.



/s/Alfred C. Eckert III                     /s/James V. Napier
Director                                    Director

/s/Tully M. Friedman                        /s/David S. Pottruck
Director                                    Director

/s/John H. Hammergren,                      /s/Carl E. Reichardt
Co-President and                            Director
Co-Chief Executive Officer and Director
(co-Principal Executive Officer)

/s/Alton F. Irby III                        /s/Alan Seelenfreund
Director                                    Chairman of the Board and Director


/s/M. Christine Jacobs                      /s/Jane E. Shaw
Director                                    Director

/s/David L. Mahoney                         /s/Heidi E. Yodowitz,
Co-President and                            Vice President, Controller and
Co-Chief Executive Officer and Director     Acting Chief Financial Officer
(Co-Principal Executive Officer)

/s/Gerald E. Mayo
Director


Dated: January 20, 2000